UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2012 (February 29, 2012)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street, Chatsworth, California 91311

(Address of principal executive offices)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement.

On February 29, 2012, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into a placement agent agreement (the “Placement Agent Agreement”) with Lazard Capital Markets LLC (the “Placement Agent”) relating to a registered direct offering by the Company of up to an aggregate 22,550,000 units (the “Units”). Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”) at a negotiated price of $1.11 per Unit. The Company anticipates raising gross proceeds of approximately $25.0 million. The sale of the Units is being made pursuant to Subscription Agreements, each dated February 29, 2012 (the “Subscription Agreements”), with each of the investors in the offering (the “Investors”). The net offering proceeds to the Company from the sale of the Units, after deducting the Placement Agent’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $23.1 million.

The per share exercise price of the Warrants is $1.55. The Warrants to be issued to each Investor would generally be exercisable during the period commencing on the date that is six months and one day from the date of original issuance and ending on October 31, 2013. In addition, the Company will obtain the right, subject to certain conditions, to require the Investors to purchase up to an aggregate maximum of 19.0 million additional shares of Common Stock from the Company (the “Put Option”) during two option exercise periods, the first such option exercise period beginning in approximately six months and the second such option exercise period beginning in approximately 12 months from the date of the closing of the offering. The sale price for the additional shares will be based on a fixed 6% discount to the lesser of the closing bid price of the Common Stock and a volume weighted average price (VWAP) measurement at the time the Company exercises an additional sale option.   The Company cannot require the Investors to purchase more than an aggregate of $50.0 million of additional shares pursuant to the Put Option.

The closing of the offering is expected to take place  on or about March 5, 2012, subject to the satisfaction of customary closing conditions. The Placement Agent Agreement, the form of Warrant, the legal opinion of Waller Lansden Dortch & Davis, LLP and the form of Subscription Agreement are attached to this Current Report on Form 8-K as Exhibits 1, 4, 5 and 10, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Placement Agent Agreement, the Warrants and the Subscription Agreements, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such description is qualified in its entirety by reference to those Exhibits.

The Placement Agent Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agent Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company is offering the above-described securities pursuant to a prospectus dated February 4, 2009 and a prospectus supplement dated February 29, 2012, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-156459) declared effective by the Securities and Exchange Commission on February 4, 2009 and the Company’s registration statement on Form S-3 (Registration No. 333-179781) filed with the Securities and Exchange Commission on February 28, 2012 (collectively, the “Registration Statements”).  This report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 1, 4, 5, 10 and 99 by reference into the Registration Statements.

Item 8.01              Other Events

On February 29, 2012, the Company issued a press release with respect to the above-described offering. A copy of the press release is attached hereto as Exhibit 99 to this report and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1	Placement Agent Agreement, dated as of February 29, 2012, between the Company and Lazard Capital Markets LLC

Exhibit 4	Form of Warrant

Exhibit 5	Opinion of Waller Lansden Dortch & Davis, LLP

Exhibit 10	Form of Subscription Agreement

Exhibit 23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

Exhibit 99	Press Release issued by Capstone Turbine Corporation on February 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: February 29, 2012	By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1	Placement Agent Agreement, dated as of February 29, 2012, between the Company and Lazard Capital Markets LLC

Exhibit 4	Form of Warrant

Exhibit 5	Opinion of Waller Lansden Dortch & Davis, LLP

Exhibit 10	Form of Subscription Agreement

Exhibit 23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

Exhibit 99	Press Release issued by Capstone Turbine Corporation on February 29, 2012